EXHIBIT 10.2

LETTER AGREEMENT

Effective as of October 1, 2022

James Leonardo

435 Smith Street

Rochester, New York 14608

RES Exhibit Services, LLC

c/o James Leonardo

435 Smith Street

Rochester, New York 14608

Re:  Settlement of Debts

Dear Mr. Leonardo:

This Letter Agreement (this “Agreement”) is to evidence our collective agreement regarding the amendment and restatement of that certain Line of Credit Note and Agreement, dated March 14, 2016 (the “Original Note”), by and between Infinite Group, Inc. (the “Corporation”), James Villa (“Mr. Villa”) and James Leonardo (“Mr. Leonardo”).

1.

On the date of execution and delivery by the Corporation of the Amended Note (as such term is hereafter defined), all amounts owed by RES Exhibit Services, LLC (“RES”), an entity owned by Mr. Leonardo, to the Corporation will be, and will be deemed, set off (the “Set Off”) against amounts owed by the Corporation to Mr. Leonardo under the Original Note.

2.

The Original Note will be amended and restated in substantially the form of Exhibit A hereto (the “Amended Note”) with a principal amount of $250,000, which both parties acknowledge represents the total principal amount owed by the Corporation to Mr. Leonardo under the Original Note after giving effect to the Set Off, and no other amounts of any kind are owed by RES to the Corporation or by the Corporation to Mr. Leonardo except as expressly set forth in this Agreement.

3.

In addition to the amounts due and owing under the Amended Note to Mr. Leonardo, the Corporation acknowledges and agrees that it will make a one-time payment of $16,667, representing interest accrued over 4 months (i.e., June, July, August and September of 2022) at a rate of 10% per annum, that is due and owing to Mr. Leonardo pursuant to the Amended Note transaction and separate stock purchase transactions by and between the Corporation, Mr. Villa, Mr. Leonardo and Andrew Hoyen.

4.	The parties hereto agree that each party shall execute a Mutual Release in substantially the form of Exhibit B hereto.

By signing below, you acknowledge your agreement to the above.

[Signature page follows.]

Please indicate your agreement with the foregoing by executing and returning a copy of this Agreement to us.

INFINITE GROUP, INC.

By:	/s/ James Villa
James Villa, Chief Executive Officer

/s/ James A. Villa
James A. Villa

Acknowledged and Agreed:

RES Exhibit Services, LLC

By:	/s/ James Leonardo
James Leonardo, Member of RES Exhibit Services, LLC

/s/ James Leonardo
James Leonardo

[Signature page to Letter Agreement]

Exhibit A

Amended Note

Exhibit B

MUTUAL RELEASE

WHEREAS, RES Exhibit Services, LLC and James V. Leonardo (collectively “Leonardo Parties”), on the one hand, and Infinite Group, Inc. and James A. Villa (collectively, the “Villa Parties”), on the other hand, have agreed to mutually release each other from any and all claims that could be asserted against the other by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date this Mutual Release.  Leonardo Parties and Villa Parties are collectively the “Parties”; and

NOW THEREFORE, the Parties hereby agree as follows:

Leonardo Parties (“Releasor”), for good and valuable consideration received from Villa Parties (“Releasee”), the receipt whereof is hereby acknowledged, for themselves, and their successors, heirs, assigns, executors and administrators, does hereby release and forever discharge the Releasee, and their successors, heirs, assigns, executors and administrators of and from any and all manner of action and actions, cause and causes of action, suits, crossclaims, counterclaims, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law or in equity (“Claims”), which Releasor ever had or now has against the Releasee for, upon, or by reason of any matter, cause, or thing whatsoever, known or unknown, from the beginning of the world to the date this Mutual Release is fully executed by both Parties; and

Villa Parties (“Releasor”), for good and valuable consideration received from Leonardo Parties (“Releasee”), the receipt whereof is hereby acknowledged, for themselves, and their successors, heirs, assigns, executors and administrators, does hereby release and forever discharge the Releasee, and their successors, heirs, assigns, executors and administrators of and from any and all manner of action and actions, cause and causes of action, suits, crossclaims, counterclaims, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law or in equity (“Claims”), which Releasor ever had or now has against the Releasee for, upon, or by reason of any matter, cause, or thing whatsoever, known or unknown, from the beginning of the world to the date this Mutual Release is fully executed by both Parties; and

Notwithstanding the foregoing and to clarify any possible doubt, this Mutual Release is not intended to apply to rights, if any, concerning the enforcement of the terms of the Mutual Release, any claims based on transactions, occurrences or events transpiring subsequent to the date of the Mutual Release, and shall not, remise, release, or extend to the Parties’ agreements, covenants, representations, and obligations under or in the Stock Purchase Agreement, effective as of October 1, 2022 and the Amended and Restated Line of Credit Note and Agreement, effective as of October 1, 2022.

This Mutual Release may be signed in multiple originals or counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, this Mutual Release being sworn to and effective as of the 1st day of October.

/s/ James A. Villa	/s/ James L. Leonardo
James A. Villa	James L. Leonardo

Infinite Group, Inc.	RES Exhibit Services, LLC

/s/ James A. Villa	/s/ James L. Leonardo
James A. Villa, President of Infinite Group, Inc.	James L. Leonardo, Member of RES Exhibit Services, LLC